                                   EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.
                         EARNINGS PER SHARE COMPUTATION
                (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                         Quarter Ended June
                                                              30, 2001
                                                        ----------------------
                                                          Basic      Diluted
                                                        ----------  ----------
Weighted average shares outstanding.................... 17,806,356  17,806,356
Net income............................................. $  (15,848) $  (15,848)
Earnings per share..................................... $    (0.89) $    (0.89)

                                                         Quarter Ended June
                                                              30, 2000
                                                        ----------------------
                                                          Basic      Diluted
                                                        ----------  ----------
Weighted average shares outstanding.................... 15,709,708  15,709,708
Dilutive effect of stock performance plans.............         --     767,782
                                                        ----------  ----------
                                                        15,709,708  16,477,490
                                                        ==========  ==========
Net income............................................. $    8,099  $    8,099
Earnings per share..................................... $     0.52  $     0.49

                                                         Year Ended June 30,
                                                                2001
                                                        ----------------------
                                                          Basic      Diluted
                                                        ----------  ----------
Weighted average shares outstanding.................... 17,393,505  17,393,505
Dilutive effect of stock performance plans.............         --     462,234
Dilutive effect of convertible notes...................         --     705,816
                                                        ----------  ----------
                                                        17,393,505  18,561,555
                                                        ==========  ==========
Net income............................................. $   15,118  $   15,118
Dilutive effect of convertible notes...................         --         274
                                                        ----------  ----------
                                                        $   15,118  $   15,392
                                                        ==========  ==========
Earnings per share..................................... $     0.87  $     0.83

                                                         Year Ended June 30,
                                                                2000
                                                        ----------------------
                                                          Basic      Diluted
                                                        ----------  ----------
Weighted average shares outstanding.................... 15,547,538  15,547,538
Dilutive effect of stock performance plans.............         --     679,162
                                                        ----------  ----------
                                                        15,547,538  16,226,700
                                                        ==========  ==========
Net income............................................. $   26,100  $   26,100
Earnings per share..................................... $     1.68  $     1.61

                                                         Year Ended June 30,
                                                                1999
                                                        ----------------------
                                                          Basic      Diluted
                                                        ----------  ----------
Weighted average shares outstanding.................... 15,299,339  15,299,339
Dilutive effect of stock performance plans.............         --     480,842
                                                        ----------  ----------
                                                        15,299,339  15,780,181
                                                        ==========  ==========
Net income............................................. $   17,270  $   17,270
Earnings per share..................................... $     1.13  $     1.09

   We had outstanding anti-dilutive commitments under our stock performance plans covering 97,650, 10,500, and 1,189,243 shares at June 30, 1999, 2000 and
2001, respectively.